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EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2005
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive
San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 860-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 22, 2005, IDM Pharma, Inc., or IDM, announced that it had produced a first lot of Junovan (previously known as L-MTP-PE or MEPACT) that meets current specifications as well as the prior specifications for the product used in the conduct of the Phase III study in patients with high grade non-metastatic osteosarcoma, the indication for which IDM will be seeking marketing authorization.
The press release announcing the Junovan production is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On September 27, 2005, IDM announced it was moving to the second stage of a Phase II study of its cancer vaccine, Uvidem, for the treatment of melanoma. The single arm study is a two-step design, in which one or more of the first 12 patients enrolled must have evidence of clinical activity, defined as complete response, partial response or stable disease, in order to enroll an additional 25 patients on the study. IDM announced that the initial goal had been reached, with a documented partial response among the first few patients, and the study will continue to enroll up to 37 patients.
The press release announcing the transition to the second stage of the Phase II study of Uvidem is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
99.1 Press Release, dated September 22, 2005 entitled “IDM Successfully Manufactures First Lot of Junovan™ to Support Filing for Marketing Authorization.”
99.2 Press Release, dated September 27, 2005 entitled “Positive Clinical Results Allow IDM to Enter Second Stage of Phase II Clinical Trial of Its Uvidem(R) Melanoma Vaccine.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: October 19, 2005	By:	/s/ ROBERT J. DE VAERE
Robert J. De Vaere
Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.     Description
99.1    Press Release, dated September 22, 2005 entitled “IDM Successfully Manufactures First Lot of Junovan™ to Support Filing for Marketing Authorization.”
99.2   Press Release, dated September 27, 2005 entitled “Positive Clinical Results Allow IDM to Enter Second Stage of Phase II Clinical Trial of Its Uvidem® Melanoma Vaccine.”